SANGUI BIOTECH INTERNATIONAL, INC.
                             A COLORADO CORPORATION
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Sangui Biotech International, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wolfgang Barnikol, Chief Executive Officer, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to Sangui Biotech International, Inc., and will be retained by Sangui Biotech International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.





Dated:  March __, 2005                      /s/ Wolfgang Barnikol
                                            _________________________________
                                            By:   Wolfgang Barnikol
                                            Its:  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer